UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

 PURSUANT TO SECTION 12(b) OR (g) OF THE

 SECURITIES EXCHANGE ACT OF 1934

DOLAT VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	Pending

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2280-68th Street, NE, Calgary, Alberta Canada	T1Y 7M1

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value	Over the Counter Bulletin Board

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable):  333-151570

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading Description of Securities in the registration statement to which this Form 8-A relates (File No. 333-151570).  This information is incorporated herein by reference.

Item 2. Exhibits.

The Specimen Stock Certificate is being filed as an Exhibit 4.1 to this Registration Statement.  All other exhibits have been filed as exhibits to the Registration Statement filed on June 10, 2008, and are hereby incorporated herein by reference.

3.1*	Articles of Incorporation

3.2*	Bylaws

4.1**	Specimen Stock Certificate
5.1*	Legal Opinion of Gersten Savage LLP
23.1*	Consent of LLB & Associates Ltd., LLP
23.2*	Consent of Gersten Savage LLP
23.3*	Consent of John Ostler, M.Sc., Professional Geoscientist

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement on Form S-1, SEC File No. 333-151570.
**	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 18, 2008	DOLAT VENTURES, INC.

By: /s/ Nigar Lila
Nigar Lila
President, Treasurer, Secretary and Director

EXHIBIT INDEX

3.1*	Articles of Incorporation

3.2*	Bylaws

4.1**	Specimen Stock Certificate
5.1*	Legal Opinion of Gersten Savage LLP
23.1*	Consent of LLB & Associates Ltd., LLP
23.2*	Consent of Gersten Savage LLP
23.3*	Consent of John Ostler, M.Sc., Professional Geoscientist

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement on Form S-1, SEC File No. 333-151570.

**	Filed herewith